UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) —June 7, 2018 (June 6, 2018)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective June 7, 2018, MDC Partners Inc. (the “Company”) entered into an employment agreement with Vincenzo DiMaggio, pursuant to which Mr. DiMaggio will serve as the Company’s Senior Vice President, Chief Accounting Officer. Mr. DiMaggio, 44, most recently served as the Global Controller & Chief Accounting Officer at Endeavor, a holding company with operating subsidiaries in the sports, entertainment and fashion industries. Prior to that role, Mr. DiMaggio served as Senior Vice President, Deputy Controller at Viacom, a media company. Neither Endeavor nor Viacom is a parent, subsidiary or other affiliate of the Company.

Mr. DiMaggio’s term of employment will commence on June 11, 2018, and will continue for an indefinite period until terminated pursuant to the terms of the employment agreement. During the term, Mr. DiMaggio will receive an annual base salary of $450,000 and he will be eligible to receive an annual discretionary bonus in an amount up to 50% of his base salary, to be determined in accordance with individual and financial performance criteria approved by the Company’s Human Resources & Compensation Committee. In addition, Mr. DiMaggio was awarded an inducement grant 25,000 restricted shares of the Company’s Class A subordinated voting stock.

Approval of Amendment to the Company’s 2016 Stock Incentive Plan

On June 6, 2018, the shareholders of the Company approved an amendment to the Company’s 2016 Stock Incentive Plan (the “2016 Incentive Plan”) to increase the number of shares authorized for issuance under the 2016 Incentive Plan from 1,500,000 of the Company’s Class A Subordinate Voting Shares to 2,750,000 Shares. The 2016 Incentive Plan provides for the grant to non-employee directors and employees of the Company equity based incentive awards as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2018 (the “Proxy Statement”) under the caption “Item 4 – Amendment to the 2016 Stock Incentive Plan.”

A description of the material features of the 2016 Incentive Plan and the amendment thereto is set forth on pages 39 to 42 of the Proxy Statement in the section entitled “Item 4 – Amendment to the 2016 Stock Incentive Plan,” which pages are incorporated herein by reference as Exhibit 99.2.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of MDC Partners Inc. was held on June 6, 2018, in New York, New York, at which time the matters described below were submitted to a vote of the Company’s shareholders. Each of the matters below was duly approved by the shareholders, based on the following voting results:

	For	Against	Withheld	Non-Votes

1. To elect the following persons as directors of the Company, to serve until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of the Company:

Scott L. Kauffman	41,912,661	-	2,429,119	13,165,019
Clare Copeland	41,876,865	-	2,464,915	13,165,019
Dan Goldberg	43,207,506	-	1,134,274	13,165,019
Brad Gross	43,334,960	-	1,006,820	13,165,019
Larry Kramer	41,920,648	-	2,421,132	13,165,019
Anne Marie O’Donovan	43,207,013	-	1,134,767	13,165,019
Desirée Rogers	41,929,529	-	2,412,251	13,165,019
Irwin Simon	41,382,011	-	2,959,769	13,165,019

2. To appoint BDO USA LLP as the Company’s auditors for 2018	47,809,708	-	2,021,327	7,675,764

3. To approve, on an advisory basis, an annual advisory vote on executive compensation	41,735,283	2,606,496	-	13,165,020

4. To approve the proposed amendment to the Company’s 2016 Stock Incentive Plan	42,064,444	2,277,335	-	13,165,020

For more information about the matters voted on at the 2018 Shareholders’ Meeting, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 26, 2018.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	MDC Partners Inc. 2016 Stock Incentive Plan, as amended June 6, 2018.

99.1	Press release dated June 7, 2018 relating to appointment of Principal Accounting Officer.

99.2	The section entitled “Item 4 – Amendment to the 2016 Stock Incentive Plan” of the Company’s definitive proxy statement filed with the SEC on April 27, 2018 is incorporated herein by reference from the Company’s definitive proxy statement filed on April 27, 2018.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 7, 2018	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary

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